Exhibit 99.1

DANAHER REPORTS THIRD QUARTER 2016 RESULTS

WASHINGTON, D.C., October 20, 2016 -- Danaher Corporation (NYSE:DHR) today announced results for the third quarter 2016. All results in this release reflect only continuing operations unless otherwise noted. For the quarter ended September 30, 2016, net earnings were $402.6 million, or $0.57 per diluted share, which represents a 6% year-over-year increase.

Non-GAAP adjusted diluted net earnings per share for the third quarter 2016 was $0.87 per share, which reflects the adjustments identified in the attached reconciliation schedule. This represents a 23% increase over the comparable 2015 amount.

For the third quarter 2016, revenues increased 17.5% year-over-year to $4.1 billion, with core revenue growth of 3.0% (non-GAAP). Year-to-date operating cash flow of $2.4 billion was up 29% on the comparable 2015 amount.

For the fourth quarter 2016, the Company anticipates that diluted net earnings per share will be $0.85 to $0.89. Non-GAAP adjusted diluted net earnings per share is expected to be $1.01 to $1.05, reflecting the adjustments identified on the attached reconciliation schedule.

For the full year 2016, the Company anticipates diluted net earnings per share to be $2.86 to $2.90. Non-GAAP adjusted diluted net earnings per share is expected to be $3.57 to $3.61, reflecting the adjustments identified on the attached reconciliation schedule.

Thomas P. Joyce, Jr., President and Chief Executive Officer, stated, “Our team executed well despite the economic backdrop, and we were pleased with our performance in the third quarter as the strength and diversity of our portfolio continued to be a key differentiator.”

Joyce added, “Since July, we announced two strategic acquisitions, of Cepheid and Phenomenex. We believe that the addition of these businesses into our Diagnostics and Life Sciences segments, respectively, will enhance our portfolio’s strategic positions and broaden our product offering to customers.”

Both the Cepheid and Phenomenex acquisitions are subject to customary closing conditions, including receipt of applicable regulatory approvals and in the case of Cepheid, approval of the Cepheid shareholders, and we expect both acquisitions to close in the fourth quarter of 2016.

Danaher will discuss its results during its quarterly investor conference call today starting at 8:00 a.m. ET. The call and an accompanying slide presentation will be webcast on the “Investors” section of Danaher's website, www.danaher.com, under the subheading “Events & Presentations.” A replay of the webcast will be available in the same section of Danaher’s website shortly after the conclusion of the presentation and will remain available until the next quarterly earnings call.

The conference call can be accessed by dialing (800) 344-6491 within the U.S. or by dialing (785) 830-7988 outside the U.S. a few minutes before the 8:00 a.m. ET start and telling the operator that you are dialing in for Danaher’s investor conference call (access code 7811806). A replay of the conference call will be available shortly after the conclusion of the call and until Thursday, October 27, 2016. You can access the replay dial-in information on the "Investors" section of Danaher's website under the subheading "Events & Presentations." In addition, presentation materials relating to Danaher’s results have been posted to the “Investors” section of Danaher’s website under the subheading “Financial Information - Quarterly Earnings.”

ABOUT DANAHER
Danaher is a global science and technology innovator committed to helping its customers solve complex challenges and improving quality of life around the world. Its family of world class brands has leadership positions in some of the most demanding and attractive industries, including health care, environmental and industrial. With more than 20 operating companies, Danaher's globally diverse team of 59,000 associates is united by a common culture and operating system, the Danaher Business System. For more information please visit www.danaher.com.

NON-GAAP MEASURES
In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings release also contains non-GAAP financial measures. Calculations of these measures, the reasons why we believe these measures provide useful information to investors, a reconciliation of these measures to the most directly comparable GAAP measures and other information relating to these non-GAAP measures are included in the supplemental reconciliation schedule attached.

FORWARD-LOOKING STATEMENTS
Statements in this release that are not strictly historical, including the statements regarding the Company’s anticipated financial performance for the fourth quarter and full year 2016, the anticipated acquisition of each of Cepheid and Phenomenex, the anticipated timing thereof and future expectations relating thereto, the Company’s future prospects and any other statements regarding events or developments that we believe or anticipate will or may occur in the future are "forward-looking" statements within the meaning of the federal securities laws. There are a number of important factors that could cause actual results, developments and business decisions to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include, among other things, deterioration of or instability in the economy, the markets we serve and the financial markets, the impact of our restructuring activities on our ability to grow, contractions or growth rates and cyclicality of markets we serve, competition, our ability to develop and successfully market new products and technologies and expand into new markets, the potential for improper conduct by our employees, agents or business partners, our ability to successfully identify, consummate and integrate appropriate acquisitions and successfully complete divestitures and other dispositions, our ability to integrate the acquisition of Pall Corporation and achieve the anticipated benefits of that transaction, contingent liabilities relating to acquisitions and divestitures (including tax-related and other contingent liabilities relating to the distributions of each of Fortive Corporation and our communications business), our compliance with applicable laws and regulations (including regulations relating to medical devices and the health care industry) and changes in applicable laws and regulations, our ability to effectively address cost reductions and other changes in the health care industry, risks relating to potential impairment of goodwill and other intangible assets, currency exchange rates, tax audits and changes in our tax rate and income tax liabilities, litigation and other contingent liabilities including intellectual property and environmental, health and safety matters, risks relating to product, service or software defects, product liability and recalls, risks relating to product manufacturing, the impact of our debt obligations on our operations and liquidity, our relationships with and the performance of our channel partners, commodity costs and surcharges, our ability to adjust purchases and manufacturing capacity to reflect market conditions, reliance on sole sources of supply, labor matters, international economic, political, legal, compliance and business factors (including the impact of the UK referendum to leave the EU), disruptions relating to man-made and natural disasters, security breaches or other disruptions of our information technology systems, pension plan costs, general economic conditions and conditions affecting the industries in which Danaher, Cepheid and Phenomenex operate, the uncertainty of acquisition-related regulatory approvals, the respective parties' ability to satisfy the respective conditions to the acquisition of each of Cepheid and Phenomenex and consummate each transaction on the anticipated timetable or at all, and Cepheid's and Phenomenex’s performance and maintenance of important business relationships. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in our SEC filings, including our 2015 Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the third quarter of 2016. These forward-looking statements speak only as of the date of this release and the Company does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.

CONTACT
Matthew E. Gugino
Vice President, Investor Relations
Danaher Corporation
2200 Pennsylvania Avenue, N.W., Suite 800W
Washington, D.C. 20037
Telephone: (202) 828-0850
Fax: (202) 828-0860

DANAHER CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
($ and shares in millions, except per share amounts)
(unaudited)

	Three Month Period Ended				Nine Month Period Ended
	September 30, 2016		October 2, 2015		September 30, 2016		October 2, 2015
Sales	$4,132.1		$3,512.2		$12,298.1		$10,110.7
Cost of sales	(1,846.1)		(1,618.8)		(5,463.5)		(4,596.8)
Gross profit	2,286.0		1,893.4		6,834.6		5,513.9
Operating costs:
Selling, general and administrative expenses	(1,345.8)		(1,201.2)		(4,105.2)		(3,378.0)
Research and development expenses	(241.1)		(212.2)		(707.1)		(625.3)
Operating profit	699.1		480.0		2,022.3		1,510.6
Nonoperating income (expense):
Other income	—		12.4		223.4		12.4
Loss on early extinguishment of borrowings	(178.8)		—		(178.8)		—
Interest expense	(43.7)		(39.1)		(152.1)		(89.1)
Interest income	0.1		0.6		0.1		4.6
Earnings from continuing operations before income taxes	476.7		453.9		1,914.9		1,438.5
Income taxes	(74.1)		(74.0)		(508.5)		(212.8)
Net earnings from continuing operations	402.6		379.9		1,406.4		1,225.7
Earnings (loss) from discontinued operations, net of income taxes	(11.0)		1,023.4		400.3		1,443.1
Net earnings	$391.6		$1,403.3		$1,806.7		$2,668.8
Net earnings per share from continuing operations:
Basic	$0.58		$0.55		$2.04		$1.75
Diluted	$0.57		$0.54		$2.01		$1.72
Net earnings per share from discontinued operations:
Basic	$(0.02)		$1.49		$0.58		$2.06
Diluted	$(0.02)		$1.46		$0.57		$2.03
Net earnings per share:
Basic	$0.57	*	$2.04		$2.62		$3.80	*
Diluted	$0.56	*	$2.01	*	$2.59	*	$3.75
Average common stock and common equivalent shares outstanding:
Basic	692.2		688.5		690.6		701.7
Diluted	701.3		698.7		699.1		712.3
* Net earnings per share amount does not add due to rounding.
This information is presented for reference only. A complete copy of Danaher’s Form 10-Q financial statements is available on the Company’s website (www.danaher.com).

DANAHER CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
Adjusted Diluted Net Earnings Per Share from Continuing Operations

	Three Month Period Ended				Nine Month Period Ended
	September 30, 2016		October 2, 2015		September 30, 2016		October 2, 2015
Diluted Net Earnings Per Share from Continuing Operations (GAAP)	$0.57		$0.54		$2.01		$1.72
Pretax amortization of acquisition-related intangible assets A	0.20	A	0.14	A	0.61	A	0.36	A
Pretax charge for early extinguishment of borrowings B	0.26	B	—		0.26	B	—
Pretax gain on resolution of acquisition-related matters C	(0.02)	C	—		(0.02)	C	—
Pretax gain on sales of investments D,E	—		(0.02)	D	(0.32)	E	(0.02)	D
Pretax acquisition-related transaction costs deemed significant, change in control payments and fair value adjustments F	—		0.10	F	—		0.13	F
Tax effect of all adjustments reflected above G	(0.14)	G	(0.05)	G	(0.12)	G	(0.10)	G
Discrete tax adjustments and other tax-related adjustments H,I	—		—		0.14	H	(0.02)	I
Adjusted Diluted Net Earnings Per Share from Continuing Operations (Non-GAAP)	$0.87		$0.71		$2.56		$2.07
Adjusted Forecasted Diluted Net Earnings Per Share from Continuing Operations

	Three Month Period Ending December 31, 2016				Year Ending December 31, 2016
	Low End		High End		Low End		High End
Forecasted Diluted Net Earnings Per Share from Continuing Operations (GAAP)	$0.85		$0.89		$2.86		$2.90
Anticipated pretax amortization of acquisition-related intangible assets A	0.20	A	0.20	A	0.81	A	0.81	A
Pretax charge for early extinguishment of borrowings B	—		—		0.26	B	0.26	B
Pretax gain on resolution of acquisition-related matters C	—		—		(0.02)	C	(0.02)	C
Pretax gain on sales of investments E	—		—		(0.32)	E	(0.32)	E
Tax effect of all adjustments reflected above G	(0.04)	G	(0.04)	G	(0.16)	G	(0.16)	G
Discrete tax adjustments and other tax-related adjustments H	—		—		0.14	H	0.14	H
Forecasted Adjusted Diluted Net Earnings Per Share from Continuing Operations (Non-GAAP) [1]	$1.01		$1.05		$3.57		$3.61

[1]
The forward-looking estimates set forth above do not reflect future gains and charges that are inherently difficult to predict and estimate due to their unknown timing, effect and/or significance, such as certain future gains or losses on the sale of investments, acquisition or divestiture-related gains or charges and discrete tax items.

Core Revenue Growth

Components of Revenue Growth	Three Month Period Ended September 30, 2016 vs. Comparable 2015 Period	Nine Month Period Ended September 30, 2016 vs. Comparable 2015 Period
Core (non-GAAP) [2]	3.0%	2.5%
Acquisitions (non-GAAP)	14.5%	20.0%
Impact of currency translation (non-GAAP)	—%	(1.0)%
Total Revenue Growth from Continuing Operations (GAAP)	17.5%	21.5%

[2]
We use the term “core revenue” to refer to GAAP revenue from continuing operations excluding (1) sales from acquired businesses recorded prior to the first anniversary of the acquisition less the amount of sales attributable to divested product lines not considered discontinued operations (“acquisition sales”) and (2) the impact of currency translation. The portion of GAAP revenue from continuing operations attributable to currency translation is calculated as the difference between (a) the period-to-period change in revenue (excluding acquisition sales) and (b) the period-to-period change in revenue (excluding acquisition sales) after applying current period foreign exchange rates to the prior year period. We use the term “core revenue growth” to refer to the measure of comparing current period core revenue with the corresponding period of the prior year.

DANAHER CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(continued)

A
Amortization of acquisition-related intangible assets in the following historical and forecasted periods ($ in millions) (only the pretax amounts set forth below are reflected in the amortization line item above):

					Forecasted
	Three Month Period Ended		Nine Month Period Ended		Three Month Period Ending	Year Ending	Year Ended
	September 30, 2016	October 2, 2015	September 30, 2016	October 2, 2015	December 31, 2016	December 31, 2016	December 31, 2015
Pretax	$143.2	$100.6	$426.6	$256.3	$141.2	$567.8	$396.7
After-tax	113.1	79.5	332.8	206.4	111.5	444.3	313.4

B
Charge for early extinguishment of borrowings ($179 million pretax as presented in this line item, $112 million after-tax) for the three and nine month periods ended September 30, 2016. The Company did not incur any charges related to the early extinguishment of borrowings in the first half of 2016 or in 2015, and therefore no such elimination item is reflected in the calculation of Adjusted Diluted Net Earnings Per Share From Continuing Operations for any such prior period.

C	Gain on resolution of acquisition-related matters ($18 million pretax is presented in this line item, $14 million after-tax) for the three and nine month periods ended September 30, 2016.

D	Gain on sales of investments in the three month period ended October 2, 2015 and in the year ended December 31, 2015 ($12 million pretax is presented in this line item, $8 million after-tax).

E	Gain on sales of investments in the three month period ended April 1, 2016 and nine month period ended September 30, 2016 ($223 million pretax is presented in this line item, $140 million after-tax).

F
Fair value adjustments to inventory ($20 million pretax as presented in this line item, $15 million after-tax) and incurred in the three month period ended April 3, 2015 and nine month period ended October 2, 2015, related to the acquisition of Nobel Biocare and acquisition-related transaction costs deemed significant ($21 million pretax is presented in this line item, $16 million after-tax), change in control payments and fair value adjustments to inventory ($47 million pretax is presented in this line item, $36 million after-tax), in each case related to the acquisition of Pall Corporation and incurred in the three and nine month periods ended October 2, 2015. The Company deems acquisition-related transaction costs incurred in a given period to be significant (generally relating to the Company's larger acquisitions) if it determines that such costs exceed the range of acquisition-related transaction costs typical for the Company in a given period.

G
This line item reflects the aggregate tax effect of all nontax adjustments reflected in the table above. In addition, the footnotes above indicate the after-tax amount of each individual adjustment item. Danaher estimates the tax effect of the adjustment items identified in the reconciliation schedule above by applying Danaher's overall estimated effective tax rate to the pretax amount, unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment, in which case the tax effect of such item is estimated by applying such specific tax rate or tax treatment.

H
Consists of Fortive separation-related tax costs related to repatriation of earnings, legal entity realignments and other discrete matters ($99 million) in the three and nine month periods ended September 30, 2016.

I	Discrete income tax gains net of discrete income tax charges incurred in the three month period ended October 2, 2015 ($16 million).

Statement Regarding Non-GAAP Measures
Each of the non-GAAP measures set forth above should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measure, and may not be comparable to similarly titled measures reported by other companies. Management believes that these measures provide useful information to investors by offering additional ways of viewing Danaher Corporation's ("Danaher" or the "Company") results that, when reconciled to the corresponding GAAP measure, help our investors to:

•	(with respect to the non-GAAP profitability measures) understand the long-term profitability trends of our business and compare our profitability to prior and future periods and to our peers; and

•	(with respect to the non-GAAP revenue measures) identify underlying growth trends in our business and compare our revenue performance with prior and future periods and to our peers.
The items excluded from the non-GAAP profitability and revenue measures set forth above have been excluded for the following reasons:

•
With respect to the non-GAAP profitability measures, we exclude the amortization of acquisition-related intangible assets because the amount and timing of such charges are significantly impacted by the timing, size, number and nature of the acquisitions we consummate. While we have a history of significant acquisition activity we do not acquire businesses on a predictable cycle, and the amount of an acquisition's purchase price allocated to intangible assets and related amortization term are unique to each acquisition and can vary significantly from acquisition to acquisition. Exclusion of this amortization expense facilitates more consistent comparisons of operating results over time between our newly acquired and long-held businesses, and with both acquisitive and non-acquisitive peer companies. We believe however that it is important for investors to understand that such intangible assets contribute to revenue generation and that intangible asset amortization related to past acquisitions will recur in future periods until such intangible assets have been fully amortized. With respect to the other items excluded from the non-GAAP profitability measures, we exclude these items because they are of a nature and/or size that occur with inconsistent frequency, occur for reasons that may be unrelated to Danaher's commercial performance during the period and/or we believe are not indicative of Danaher's ongoing operating costs or gains in a given period. With respect to each of the items excluded from the non-GAAP profitability measures, we believe that such items may obscure underlying business trends and make comparisons of long-term performance difficult.

•
With respect to the non-GAAP revenue measures, (1) we exclude the impact of currency translation because it is not under management's control, is subject to volatility and can obscure underlying business trends, and (2) we exclude the effect of acquisitions and divested product lines because the nature, size and number of such transactions can vary dramatically from period to period and between us and our peers, which we believe may obscure underlying business trends and make comparisons of long-term performance difficult.

The Company estimates the tax effect of the items excluded from the non-GAAP measures above, as applicable, by applying the Company's overall estimated effective tax rate to the pretax amount of each adjustment item, unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment, in which case the tax effect of such item is estimated by applying such specific tax rate or tax treatment.